UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014.

MONARCHY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172825	46-0520633
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Calle urique número 5,

Colonia Fuentes de Bellavista, c.p. 33880

Hidalgo del Parral, Chihuahua, Mexico

(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 Unregistered Sales of Equity Securities

On July 11, 2013, the Company filed a Form 8-K Report, wherein the Company disclosed that it had entered into a Share Exchange Agreement for an additional 17% interest in New World Metals, S.A.P.I de C.V., in exchange for the issuance of 5,000,000 common shares of the Company and a promissory note in the amount of $750,000.  Pursuant to those terms, the Company has pledged and issued a total of 20,000,000 restricted shares in satisfaction of the promissory note.  This issuance of shares has increased the issued and outstanding shares of the Company such that as of January 15, 2014, the current issued and outstanding shares of the Company is now 66,140,000 common shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCHY RESOURCES INC.

Date: January 15, 2014.	/s/ Jose Perez
JOSE PEREZ